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                                                                   Exhibit 10.37

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                           1999 EQUITY INCENTIVE PLAN

1.   PURPOSE AND DURATION

     1.1 Purposes. The purposes of the Hanover Capital Mortgage Holdings, Inc. 1999 Equity Incentive Plan are to attract, retain and motivate employees and consultants of the Company and its Affiliated Entities and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

     1.2 Effective Date. The Plan is effective as of the date of its adoption by the Board.

     1.3 Expiration Date. The Plan shall expire one day less than ten years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

2.   DEFINITIONS

     As used in the Plan, the following capitalized words shall have the meanings indicated:

     "Affiliated Entity" means HCP and any other corporation, partnership, trust, limited liability company or other entity directly or indirectly Controlling, Controlled by or under direct or indirect common Control with the Company or HCP.

     "Award" means, individually or collectively, a grant under the Plan of Options or Restricted Stock.

     "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board, which shall consist of two or more directors, each of whom shall be a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision.

     "Company" means Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, or any successor thereto.

     "Control" (including the terms "controlling," "controlled by," and "under common control with") means the direct or indirect possession of the power to direct or cause the direction of the management and policies of any corporation, partnership, trust, limited liability company or other entity, whether through the ownership of voting securities, by contract, or otherwise.


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     "Director" means any individual who is a member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to a Share as of any date of determination, in the discretion of the Committee, (i) the closing price per Share on such date, as reported in the Wall Street Journal, on the principal exchange for the Shares, (ii) the average closing price per Share, as reported in the Wall Street Journal, during the twenty (20) day period that ends on such date on the principal exchange for the Shares or (iii) if Shares are not publicly traded, the fair market value of such Share as determined by the Committee in accordance with a valuation methodology approved by the Committee in good faith.

     "Grant Date" means the effective date of an Award as specified by the Committee and set forth in the applicable Award Agreement.

     "HCP" means Hanover Capital Partners Ltd., a New York corporation, or any successor thereto.

     "Non-Employee Director" means a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

     "Option" means an option to purchase Shares awarded to a Participant under
Section 6 of the Plan.

     "Ownership Limit" means the limitation set forth in Article Ninth of the Company's Articles of Incorporation on the percentage of the outstanding Shares that any person or group of persons may own, applying certain constructive ownership rules set forth therein.

     "Participant" means an individual who has been selected by the Committee to receive an Award under the Plan.

     "Plan" means the Hanover Capital Mortgage Holdings, Inc. 1999 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with Section 10.

     "Restricted Period" means the period of time selected by the Committee during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

     "Restricted Stock" means Shares awarded to a Participant under Section 7 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero if permissible under applicable law), subject to such conditions as the Committee may determine to be appropriate, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero and if permissible under applicable law) upon the Participant's termination of employment.


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     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's common stock, par value $.01 per share.

3.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, which shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding. In the event that there is no Committee as provided in the Plan, the Plan shall be administered by the Board, in which case all references in the Plan to the Committee shall be references to the Board.

4.   ELIGIBILITY OF PARTICIPANTS

     The persons eligible to receive Awards under the Plan shall be the executive officers of the Company, the executive officers of any Affiliated Entity, and any other employees, consultants, advisers and agents of the Company or any Affiliated Entity who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Directors, including directors who are not employees, of the Company or any Affiliated Entity shall be eligible to receive Awards under the Plan.

5.   STOCK AVAILABLE FOR AWARDS

     5.1 Number of Shares Under Plan. Subject to Section 8.12, Awards may be granted under the Plan in respect of up to 550,710 of the Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

     5.2 Lapsed, Forfeited or Expired Awards. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan.

     5.3 Number of Shares Subject to any Award. Subject to Section 8.12, the number of Shares in respect of which a Participant may receive an Award under the Plan for any year shall not exceed 50,000.

6.   STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may award Options and determine the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option (including, without limitation, any vesting requirements applicable to the Option) and the holding of any Shares acquired upon exercise of the Option. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422(b) of the Code.


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     6.2 Exercise Price. Subject to the provisions of this Section 6 and Section
10, the exercise price for each Option shall be determined by the Committee in its sole discretion.

     6.3 Restrictions on Option Transferability and Exercisability. The Committee may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as it shall determine. In the absence of any such provision as to any Option, however, the Option shall not be transferable by the Participant other than by will or the laws of descent and distribution, and the Option shall be exercisable, during the Participant's lifetime, only by the Participant.

7.   RESTRICTED STOCK

     7.1 Grant of Restricted Stock. The Committee may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Committee, subject to applicable law.

     7.2 Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period.

     7.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     7.4 Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

8.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     8.1 Legal and Regulatory Matters. The grant of Awards and the delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange, (iii) the Ownership Limit and (iii) the Company's counsel's approval of all other legal matters in connection with such Award and the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.


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     8.2 Written Award Agreement. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the Grant Date.

     8.3 Determination of Restrictions on the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and (iii) the date on which any Option first becomes exercisable.

     8.4 Mergers, etc. Notwithstanding any other provision of the Plan, but subject to the provisions of any particular Award Agreement, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of such events, a "Change in Control"), the Committee, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular Award Agreement), may (i) accelerate the exercisability, prior to the effective date of such Change in Control, of all outstanding Options (and terminate the restrictions applicable to any shares of Restricted Stock), (ii) arrange, if there is a surviving or acquiring entity, subject to the consummation of such Change in Control, to have that entity or an affiliate of that entity grant to Participants replacement awards, (iii) cancel all outstanding Options for (or permit the purchaser of the Company's stock or assets to deliver in exchange for all outstanding Options) an amount equal to the value of the Shares, as determined by the Committee in good faith, the Optionholder would have received had the Option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Committee may determine) less the exercise price therefor (upon any such cancellation such Options shall immediately terminate and be of no further force or effect), (iv) repurchase (or permit the purchaser of the Company's stock or assets to purchase) any Shares of Restricted Stock for an amount equal to the amount that would have been paid therefor had such Shares not been Restricted Stock, or (v) take any combination (or none) of the foregoing actions.

     8.5 Termination of Employment. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer of employment between the Company and an Affiliated Entity or between two Affiliated Entities; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. For purposes of the Plan, employees of an Affiliated Entity shall be deemed to have terminated their employment on the date on which such Affiliated Entity ceases to be an Affiliated Entity.


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     8.6 Effect of Termination of Employment. The Committee shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

     8.7 Grant of Awards. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

     8.8 Settlement of Awards. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee shall determine.

     8.9 Withholding Requirements and Arrangements. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at Fair Market Value on the date of delivery, provided, however, that with respect to any Participant subject to Section 16(a) of the Exchange Act, any such retention of Shares shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     8.10 No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company or any Affiliated Entity. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

     8.11 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

     8.12 Adjustments. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

          8.12.1 Stock Splits and Recapitalizations. In the event the Company issues any of its Shares as a stock dividend upon or with respect to Shares, or in the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in Section 8.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other


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securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Award (for the purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

          8.12.2 Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in Section 8.12.1 or a stock dividend described in Section 8.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

          8.12.3 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

          8.12.4 Recapitalization. The Committee may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

          8.12.5 Further Adjustment. Upon the happening of any of the events described in Sections 8.12.1 or 8.12.4, the class and aggregate number of Shares set forth in Section 5.1 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Committee shall determine the specific adjustments to be made under this Section 8.12.5.

     8.13 Other Transfer Restrictions. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Shares or other equity security offered under the Plan to a Participant subject to Section 16 of the Exchange Act (a "Section 16 Participant") may not be sold for six (6) months after acquisition; and any Shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (ii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the Award Agreement. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

     8.14 Ownership Limit. Notwithstanding any other provision of the Plan, the rights of any


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Participant to acquire Shares under the Plan are subject to the Ownership Limit.

9.   AMENDMENT AND TERMINATION

     9.1 Amendment, Suspension, Termination of the Plan. The Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax, regulatory or stock exchange requirement; provided, further, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

     9.2 Amendment, Suspension, Termination of an Award. The Committee may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type and changing the date of exercise or realization; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

10.  NONDISCRETIONARY GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     On the date upon which a Non-Employee Director is first elected a member of the Company's Board of Directors, such Non-Employee Director will receive the grant of an Option to purchase 2,000 Shares. In addition, a Non-Employee Director will receive a grant of an Option to purchase an additional 2,000 Shares as of the date of each subsequent meeting of the shareholders at which such Non-Employee Director is re-elected to the Company's Board of Directors (less the number of Shares subject to any option then granted to such Non-Employee Director under the Company's 1997 Executive and Non-Employee Director Stock Option Plan). The purchase price per Share of the Shares subject to each Option granted to a Non-Employee Director shall be the Fair Market Value on the date the Option is granted. Options granted to Non-Employee Directors shall be fully vested and immediately exercisable. The term of each Option granted to a Non-Employee Director pursuant to this Section 10 shall be one day less than ten (10) years from its Grant Date, unless sooner terminated or extended in accordance with Section 9. If a Non-Employee Director dies while serving as a Director, such Non-Employee Director's Options shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the twelve (12) months following his or her death. If a Non-Employee Director's membership on the Board terminates for any reason other than death, such Non-Employee Director's Options shall be exercisable only during the three (3) months following the date of termination. Any Option, and the number and nature of Shares subject to any such Option, held by a Non-Employee Director will be subject to adjustment only to the extent set forth in Section 8.12 and not pursuant to any other provision of the Plan.

11.  LEGAL CONSTRUCTION

     11.1 Captions. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for


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interpretation or construction of the Plan.

     11.2 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.3 Governing Law. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the State of Maryland.


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